Exhibit 1

Instrument of Transfer

I hereby sell Brad Houtkin 3,404,000 shares of Arbor EnTech Corporation at $.001 a share for $3,404.00

/s/ Wanda Shefts

        12/15/08

Wanda Shefts

Date